As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-258487

No. 333-210036

No. 333-202669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

REGISTRATION STATEMENT ON FORM S-8 NO. 333-258487

REGISTRATION STATEMENT ON FORM S-8 NO. 333-210036

REGISTRATION STATEMENT ON FORM S-8 NO. 333-202669

UNDER

THE SECURITIES ACT OF 1933

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1801 California Street, Suite 3500 Denver, Colorado 80202 (303) 893-0012 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	47-1984212 (I.R.S. Employer Identification Number)

Summit Materials, Inc. 2015 Omnibus Incentive Plan

Summit Materials Deferred Compensation Plan

Summit Materials, Inc. Amended and Restated 2015 Omnibus Incentive Plan

Summit Materials, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Christopher B. Gaskill, Esq.

Executive Vice President, Chief Legal Officer and Secretary

Summit Materials, Inc.

1801 California Street, Suite 3500

Denver, Colorado 80202

(303) 893-0012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Summit Materials, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-8 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-8 (No. 333-258487), filed with the SEC on August 5, 2021;

•	Registration Statement on Form S-8 (No. 333-210036), filed with the SEC on March 9, 2016; and

•	Registration Statement on Form S-8 (No. 333-202669), filed with the SEC on March 11, 2015.

Effective as of February 10, 2025, as contemplated by the Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), among the Registrant, Quikrete Holdings, Inc. (“Quikrete”) and Soar Subsidiary, Inc., a wholly owned subsidiary of Quikrete (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Quikrete.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Merger on February 10, 2025 and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on February 10, 2025.

SUMMIT MATERIALS, INC.

By:	/s/ Christopher B. Gaskill
Name:	Christopher B. Gaskill
Title:	Executive Vice President, Chief Legal Officer and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.